As filed with the Securities and Exchange Commission on February __, 2016 Registration No. ____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________________

RESULTS-BASED OUTSOURCING, INC.
(Exact name of registrant as specified in its charter)

Delaware	7359	32-0416399
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Wework Commons
South Station
745 Alantic Ave.
Boston, MA 02111
Tel.: 203-635-7600

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Mary Ellen Schloth
President
RESULTS-BASED OUTSOURCING, INC.
Wework Commons
South Station
745 Alantic Ave.
Boston, MA 02111
Tel: 203.635.7600
☑ (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Daniel H. Luciano, Esq
242A West Valley Brook Road
Califon, New Jersey 07830
Tel No.: 908-832-5546
______

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001	569,500	$0.10	$56,050	$5.65

(1)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.02 plus an increase based on the fact the shares will be liquid and registered.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY __, 2016

569,500 Common Shares

RESULTS-BASED OUTSOURCING, INC.

This prospectus relates to periodic offers and sales of 569,500 shares of our common stock by the selling security holders.  We are not selling any shares of common stock and therefore will not receive any proceeds from this offering.  The selling stockholders will receive all proceeds from the sale of stock in this offering

Our common stock is presently not traded on any market or securities exchange. The 569,500 shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC QB and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  However, all commissions, selling and other expenses incurred by the selling stockholders to underwriters, agents, brokers and dealers will be borne by them.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

Investing in our common stock involves a high degree of risk.  Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 9 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  February __, 2016

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about Results-Based Outsourcing Inc., including, among other things:

●	Our ability to successfully execute our business model.

●	Growth in demand for our consulting services.

Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

The terms "Results-Based Outsourcing Inc" "our" and "we," as used in this prospectus, refer to Results-Based Outsourcing Inc.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

We are a consulting company for the small business enterprise market (here-in-under, referred to as the “SME Market”).   In general, SME Market companies range from sole proprietors – the one-person band running his or her business with no employees – through to those that have up to 50 employees.    We target those SME companies with limited resources and/or infrastructure looking to outsource their operations and/or corporate level functions (our “Business Services”).  Such Business Services might include; financial reporting, investor relations, accounting, sales and marketing, compliance, legal, human resource management. We also look to help clients identify, implement and maintain third-party "Software-as-a- Service" products that help streamline business operations through automation (our “Managed Software Services”).    Our Business Services and Managed Software Services are collectively referred to as our Services.

Currently, our services are provided to clients on a project-based fee arrangement or a fixed term agreement with an initial retainer and monthly or periodic payments. We believe that by combining our outsourced business consulting services and existing software tools in the marketplace, we will help clients cost effectively and efficiently build and maintain their business plans.

The Company plans to become a public company. The reason for becoming a public company is to attract capital to fund further expansion and the development of our Services.   Many investors prefer to invest in public companies because they deem their investment to have more liquidity in their investment. Another reason for becoming public is to increase public awareness of the Company.   The negatives for being public are the cost of compliance with regulatory requirements, audits, and investor relations can be high. We believe the additional costs associated with being public will range up to $50,000 per year. This estimate could change dramatically depending on the level of our success. The Company, the Company’s officers and directors do not intend for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

Since our inception (July 2013), through December 31, 2015, we have received over $235,000 in revenues.    For the year ended December 31, 2015, we reported a profit of $9,012 and had working capital of $11,012.  Through the date of this report we have acquired 11 clients.  Two client’s represented approximately 34% and 21% of our revenue to date, respectively, and the remaining clients each represented 12% or less of our revenue.   Our initial activities focused on developing our delivery service model that will enable us to best service clients and scale as our client base grows.     With our delivery system now developed we plan to focus our efforts on sales and marketing and setting up our decentralized service locations.

Our working capital as of December 31, 2015 is $11,012. We project that our monthly expenditures (burn rate) is approximately $1,000 consisting of generally office overhead.  In addition, we project the cost of being a public company to be approximately $4,000 per month.   Thus, our total monthly overhead is approximately $5,000. If we lose clients and are unable to continue to grow our revenue, we estimate that we will exhaust our available capital within three to five months from the date of the financial statements (December 31, 2015).   For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern.   Accordingly, we may require additional financing, including the debt or equity funding.

We have no present plans to be acquired or to merge with another company nor do we, nor any of our shareholders, have any plans to enter into a change of control or similar transaction. We may, as stated below under “Our Strategy”, look to acquire complementary service providers or software product companies in the future to grow our operations. Our offices are located at Wework Commons,South Station, 745 Alantic Ave., Boston, MA 02111. Our telephone number is 203.635.7600 and our website is www.rboutsourceing.com.

The Offering

Common stock offered by selling security holders	569,500 shares of common stock.

Common stock outstanding before the offering :	4,107,000 shares of common stock.

Common stock outstanding after the offering	4,107,000 shares of common stock

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Use of Proceeds	We are not selling any shares of the common stock covered by this prospectus, and, as a result, will not receive any proceeds from this offering.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

 Summary Financial Data

The summary financial information set forth below has been derived from our financial statements for the year ended December 31, 2015 and and 2014 and should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and in the information set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ending December 31, 2015	Year Ending December 31, 2014
Revenues	$170,697	$56,786
Cost of Revenues	$62,223	$23,750
Operating Expenses	$99,462	$38,063
Net Income (Loss) from operations	$9,012	$(5,027)
	As of December 31, 2015	As of December 31, 2014
Total Assets	$26,203	$18,372
Total Liabilities	$11,941	$13,122
Working Capital	$11,012	$5,250
Shareholder’s Equity	$14,262	$5,250

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our”, “us”, or “Results-Based Outsourcing” refer to the Company and its subsidiaries and not to the selling stockholders.

Risks Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware on July 22, 2013.    Although we are generating revenue, we have no significant financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE DEPEND ON OUR SOLE DIRECTOR AND OFFICER (‘SHE”, “HER”) AND THE LOSS OF HER SERVICES WOULD FORCE US TO EXPEND TIME AND RESOURCES IN PURSUIT OF REPLACEMENTS WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

We consider our current director and officer to be essential to the success of the business.   We have no employment contract with her and do not maintain key man life insurance on her.   Although she has not indicated any intention of leaving us, if she did leave for any reason it could have very negative impact on our ability to fulfill our business plan.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to approximate $50,000 per year, consisting of $25,000 in legal, $20,000 in audit and $5,000 for EDGAR filing and transfer agent fees. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We may not be able to cover these costs from our operations and may need to raise or borrow additional funds.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR SOLE DIRECTOR AND CHIEF EXECUTIVE OFFICER BENEFICIALLY OWN’S APPROXIMATELY 85% OF THE SHARES OF OUR COMMON STOCK GIVING HER CONTROL OVER DECISIONS AND HER INTEREST COULD CONFLICT WITH THE INVESTORS WHICH COULD CAUSE THE INVESTOR TO LOSE ALL OR PART OF THE INVESTMENT.

Our sole director and chief executive officer owns approximately 85% of our issued and outstanding common stock.  As such, these officers have complete control over decisions, including, but not limited to all employment decisions, appointment of other management positions and whether to enter into material transactions with related parties.  Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of our management but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to our business and operations could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of our business. This lack of shareholder control could prevent the shareholders from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable.

OUR SOLE DIRECTOR AND CHIEF EXECUTIVE OFFICER INTENDS TO DEVOTE ONLY PART TIME EFFORTS TO OUR BUSINESS, MAY HAVE CONFLICTS OF INTERESTS IN ALLOCATING HER TIME BETWEEN OUR COMPANY AND THOSE OF OTHER BUSINESSES AND DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED WHICH MAY NOT BE SUFFICIENT TO SUCCESSFULLY DEVELOP OUR BUSINESS.

The amount of time our sole director and officer intends to devote to our business is limited currently expected to be approximately 15%, of her working time to our company.   She has other business interests, although these business interests are not competitive to our operations.  While we expect her to increase the percentage of the working time she devotes to our company if our operations increase, the amount of time which she devotes to our business may not be sufficient to fully develop our business.

Additionally, she may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of her other business activities, she may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which she owes a fiduciary duty.   As a result, she may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  Such conflicts of interests, should they arise, may be detrimental to our business.

BECAUSE OUR MANAGEMENT DOES NOT HAVE PRIOR EXPERIENCE RUNNING A PUBLIC COMPANY, WE MAY HAVE TO HIRE INDIVIDUALS OR SUSPEND OR CEASE OPERATIONS.

Because our management has limited prior experience in running a public company, including the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely

BECAUSE OUR OFFICER AND DIRECTOR HAS LIMITED FORMAL TRAINING OR EXPERIENCE IN FINANCIAL ACCOUNTING AND MANAGEMENT, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

Our sole director and chief executiveofficer/chief financial officer has limited formal training or experience in financial accounting and management, however, she responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  While she has limited formal training in financial accounting matters and limited experience U.S. Generally Accepted Accounting Principals, she has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them.  Should she not have sufficient experience, she may be incapable of creating and implementing the controls.  Lack of proper controls could cause our financial statements to be inaccurate which will give us an incorrect view of our financial condition and mislead us into believing our operations are being conducted correctly.  As a result, investors will be misled about our financial condition and the quality of our operations.  This inaccurate reporting could cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that she will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

WE EXPECT OUR QUARTERLY RESULTS TO FLUCTUATE WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

We expect that our quarterly results will fluctuate significantly.  We believe that period-to-period comparisons of our operating results are not meaningful. Additionally, if our operating results in one or more quarters do not meet securities analysts' or your expectations, the price of our common stock could decrease.

IF OUR COSTS AND EXPENSES ARE GREATER THAN ANTICIPATED AND WE ARE UNABLE TO RAISE ADDITIONAL WORKING CAPITAL, WE MAY BE UNABLE TO FULLY FUND OUR OPERATIONS AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN.

We believe that our currently available working capital and current client base will be sufficient to continue our business for at least the next 3 to 5 months, absent continuing revenue.   Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

IF WE REQUIRE ADDITIONAL CAPITAL AND EVEN IF WE ARE ABLE TO RAISE ADDITIONAL FINANCING, WE MIGHT NOT BE ABLE TO OBTAIN IT ON TERMS THAT ARE NOT UNDULY EXPENSIVE OR BURDENSOME TO THE COMPANY OR DISADVANTAGEOUS TO OUR EXISTING SHAREHOLDERS.

If we require additional capital and even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the Company or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

A CONFLICT OF INTEREST MAY ARISE WITH OUR CONSULTANT

We have entered into a consulting contract with the spouse of our sole director/officer and majority stockholder’s spouse. We believe this contract provides for terms which are customary in the industry, however, it may be considered a non arm's length transaction due to the relationship of the parties. As a result, a potential conflict of interest between the interest of the Company and that of the consultant, which could have an adverse effect on our business.

WE FACE INTENSE COMPETITION AND OPERATE IN AN INDUSTRY WITH LIMITED BARRIERS TO ENTRY, AND MOST OF OUR COMPETITORS ARE BETTER POSITIONED THAN WE ARE.

The start-up, emerging business professional services market is competitive with limited barriers to entry. Our competitors include established professional service providers, including without limitation, the Boston Consulting Group, Kimley Horn & Associates, TEK Systems,  Deloitte Touche, Proviti,  or ManPower, who have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical, management and other resources than we do. We expect competition will intensify in the future. Increased competition may result in reduced operating margins, reduced profitability, loss of market share and diminished brand recognition.  These and other competitive pressures may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Common Stock

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE

There is no established public trading market for our securities.  Although we intend to be quoted on the OTC QB tier of OTC Markets in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

THE OFFERING PRICE OF THE SHARES WAS SOLELY DETERMINED BASED UPON THE PRICE THE SHARES WERE SOLD IN THE PRIVATE PLACEMENT, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 for the shares of common stock was determined based upon the price the shares were sold to the investors in private placements of $0.02 plus an increase based on the fact the shares will be liquid and registered. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

SHOULD OUR STOCK BECOME QUOTED ON THE OTC QB TIER OF OTC MARKETS IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC QB WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies quoted on the OTC QB tier of OTC Markets, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC QB. If we fail to remain current on our reporting requirements, we could be removed from the OTC QB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-quoted on the OTC QB, which may have an adverse material effect on our Company.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person's account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE WHICH MAY SUBJECT US TO SECURITIES LITIGATION THEREBY DIVERTING OUR RESOURCES WHICH MAY AFFECT OUR PROFITABILITY AND RESULTS OF OPERATION.

The market price for our common stock is likely to be highly volatile as the stock market in general and the market for Internet-related stocks.

The following factors will add to our common stock price's volatility:

●	actual or anticipated variations in our quarterly operating results;
●	announcements by us of acquisitions;
●	additions or departures of our key personnel; and.
●	sales of our common stock

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance.  In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES MAY MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS. We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the
auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we also are currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company." Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2015; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make us less attractive to investors given that it will be harder for investors to analyze the Company's results of operations and financial prospects and, as a result, it may be difficult for us to raise additional capital as and when we need it.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock of $0.10 was determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.02 plus an increase based on the fact the shares will be liquid and registered.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC QB tier of OTC Markets. In order to be quoted on the OTC QB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

State Securities - Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Selling security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to sellers and/or purchasers of our shares of common stock.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling security holder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the associated rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders. We will make copies of this Prospectus available to the selling security holders and will inform them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related Prospectus supplement.

SELLING SHAREHOLDERS

We are registering an aggregate of 569,500 shares of common stock for resale by the selling security holders listed in the table below.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sale of such shares.

The following tables set forth information with respect to the maximum number of shares of common stock beneficially owned by the selling security holders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling security holders and we have not independently verified this information. The selling security holders are not making any representation that any shares covered by this Prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered.

Except as indicated in the notes to the table below, none of the selling security holders held any position or office with us, nor are any of the selling security holders associates or affiliates of any of our officers or directors. Except as indicated below, no selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days.

The percentages of shares beneficially owned are based on 4,107,000 shares of our common stock issued and outstanding as of the date hereof  on a fully diluted basis.

We may require the selling security holders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of selling shareholder	Number of shares to be sold	Maximum # of shares to be offered	Ownership % after Sale

Howard Kaplan (17)	80,000	75,000	*
Kelly Kaplan (18)	80,000	5,000	*
Michael E Tobler (3)	75,000	75,000	*
Launa Whalen (5)	10,000	5,000	*
Edward Whalen (6)	10,000	5,000	*
Victor Uscilla (10)	10,000	5,000	*
Theresa Uscilla (11)	10,000	5,000	*
Linda Carlsen	5,000	5,000	*
Conrad Huss	5,000	5,000	*
Lisa North (9)	10,000	5,000	*
Thaddeus North (3),(8)	10,000	5,000	*
Ryan Onthank (12)	12,500	5,000	*
R. Pierce Onthank Sr (1)	42,500	12,500	*
R. Pierce Onthank Jr (4)	12,500	12,500	*
Susan Onthank (16)	42,500	12,500	*
Jeremy Curtis Quinn	12,500	12,500	*
Sean Vazquez (7)	37,500	12,500	*
Grace Neuert (7)	37,500	12,500	*
Chris Neuert (7)	37,500	12,500	*
Derek Cahill	12,500	12,500	*
Robert Kudrick Jr	12,500	12,500	*
Henry Howard	12,500	12,500	*
Narine Persaud (13)	25,000	12,500	*
Sabrina Persaud (14)	25,000	12,500	*
Richard Persaud (15)	12,500	12,500	*
John Murphy	12,500	12,500	*
Michael George (3)	12,500	12,500	*
Criag Lenahan (2)	12,500	12,500	*
Marianne Lenahan (7)	12,500	12,500	*
Benjamin Prince	12,500	12,500	*
Shane Miller	12,500	12,500	*
Leam B Odette	12,500	12,500	*
Ryan Alan Neely	12,500	12,500	*
James Cavallo	12,500	12,500	*
David Kliminzak	12,500	12,500	*
Daniel Luciano (19)	82,000	82,000	*

Totals		569,500

*less than 1%
(1) Includes 12,500 shares held by Susan Onthank, Mr. Onthank Sr.’s spouse. Mr. Onthank is the father of Ryan and R. Pierce Onthank, Jr., his adult sons.
(2) Mr. Lenahan is the adult son of Marianne Lenahan.  Mr. Lenahan is of legal age, has sole and dispositive rights over the disposal of her shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents.

(3) Affiliate of a broker-dealer.  Selling stockholder has certified that at the time he/she purchased the shares being registered hereunder, he/she had no agreements or understandings, directly or indirectly with any person to distribute the subject securities.  All of these shares were purchased in the ordinary course of business.

(4) Mr. Onthank,Jr. is the adult son of R. Pierce Onthank, Sr. and Susan Onthank and brother of Ryan Onthank.  Mr. Onthank is of legal age, has sole and dispositive rights over the disposal of his shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents or siblings.

(5) Includes 5,000 shares held by Edward Whalen, Mrs. Whelan’s spouse.
(6) Includes 5,000 shares held by Launa Whalen, Mr. Whelan’s spouse.
(7) Mother of Craig Lenahan, her adult son.
(8) Includes 5,000 shares held by Lisa North, Mr. North’s spouse.
(9) Includes 5,000 shares held by Thaddeus North, Mrs. North’s spouse.
(10) Includes 5,000 shares held by Theresa Uscilla, Mr. Uscilla’s spouse.
(11) Includes 5,000 shares held by Victor Uscilla, Mrs. Uscilla’s spouse.
(12) Mr. Onthank is the adult son of R. Pierce Onthank, Sr. and Susan Onthank and brother of Pierce Onthank, Jr..  Mr. Onthank is of legal age, has sole and dispositive rights over the disposal of his shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents or siblings.

(13) Includes 12,500 shares held by Sabrina Persaud, Mr. Persaud’s spouse. Mr. Persaud is also the father of Richard Persaud, his adult son.
(14) Includes 12,500 shares held by Bodhnarine Persaud, Mrs. Persaud’s spouse. Mrs. Persaud is also the mother of Richard Persaud, her adult son.
(15) Mr. Persaud is the adult son of Bodhnarine and Sabrina Persaud.  Mr. Persuad is of legal age, has sole and dispositive rights over the disposal of his shares and the voting rights attached thereto and is not directly or indirectly influenced or controlled by his parents.

(16) Includes 12,500 shares held by R. Pierce Onthank, Sr., Ms. Onthank’s spouse. Ms. Onthank is also the mother of Ryan and R. Pierce Onthank, Jr., her adult sons.
(17) Includes 5,000 shares held by Kelly Kaplan, Mr. Kaplan’s spouse.
(18) Includes 75,000 shares held by Howard Kaplan, Mrs. Kaplan’s spouse.
(19) Daniel Luciano is legal counsel to the Company and is providing the legal opinion for the validity of the common stock being offered by this prospectus.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC QB and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.02 plus an increase based on the fact the shares will be liquid and registered.  Prior to being quoted on the OTC QB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC QB soon after the effectiveness of this Registration Statement. In order to be quoted on the OTC QB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers, that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling shareholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 75,000,000 shares of common stock, $0.0001 par value per share, and 15,000,000 shares of preferred stock, $0.0001.

Common Stock

As of the date hereof, 4,107,000 shares of common stock are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders

As of the date hereof, we have 40 shareholders holding 4,107,000 shares of our issued and outstanding common stock.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

Undesignated Preferred

We are also authorized to issue 15,000,000 shares of undesignated preferred stock. Pursuant to our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Delaware Secretary of State, or copies may be obtained from us. Our Board of Directors has not designated any series or issued any shares of preferred stock at this time.

The ability of directors, without security holder approval, to issue additional shares of preferred stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further security holder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Market for Securities

There is currently no public trading market for our common stock. We intend to apply for quotation of our common stock on the OTC QB.

Equity Compensation Plan Information

We have no plans for establishing an equity compensation plan, but reserve the right to do so in the future.

We currently do not have any equity compensation plans or securities authorized for issuance under equity compensation plans.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent

The transfer agent for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560, telephone: (919) 481-4000.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Daniel H. Luciano, Esq., Califon New Jersey.

EXPERTS

The financial statements of our company included in this prospectus and in the registration statement have been audited by Rosenberg, Rich, Baker Berman & Co., independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

DESCRIPTION OF BUSINESS

We are a consulting company for the small business enterprise market (here-in-under, referred to as the “SME Market”).   In general, SME Market companies range from sole proprietors – the one-person band running his or her business with no employees – through to those that have up to 50 employees.    We target those SME companies with limited resources and/or infrastructure looking to outsource their operations and/or corporate-level functions (our “Business Services”).  Our Business Services might include; financial reporting, accounting, sales and marketing, compliance, legal, human resource management or investor relations. We also look to help clients identify, implement and maintain third-party "Software-as-a- Service" products that help streamline business operations through automation (our “Managed Software Services”).    Our Business Services and Managed Software Services are collectively referred to as our Services.

Currently, we provide our Services on a project-based fee arrangement or a recurring monthly charge.   We believe that by combining our outsourced business consulting services and existing software tools in the marketplace, we will help clients cost effectively and efficiently build and maintain their business plans.

Our Market

Within the SME Market classification there are considerable company variation.  There are hundreds if not thousands of types of small businesses.   Just taking the NAICS (the North American Industry Classification System) or the SIC codes (the UK Standard Industrial Classification), there are over 1,000 classifications of business types from suppliers of asbestos products to X-ray apparatus.   However, we try to collapse these many categories into three broad groups:

●	Companies that produce, manufacture or process things;

●	Companies that retail, distribute or merchant things; or

●	Companies that offer professional advice or knowledge-based services.

Within SME Market, we understand that the sole proprietor is very different to the company that employs 50 people.   We believe enterprises experience a change of focus once they employ just a few people.   Once an enterprise employs additional staff, we believe management begins to place more emphasis on the subject of revenue growth and expense management.

We use a business life cycle approach and consider how the needs of SME businesses change as they grow and mature within the cycle.

A framework for such thinking about this is presented in Figure 1 below.

Figure 1.

Our Opportunity

SME company owners and managers often are tasked with functioning in a number of capacities in order to grow their business.   However, at some point in time in the growth curve (Figure 1), a business owner or manager is faced with the decision of continuing to function in a number of capacities or to seek outside assistance. To help with this decision, we bring outsourced people, business processes and software tools to businesses to reduce costs and to run more efficiently and effectively.  We believe that if a small business doesn’t embrace and leverage the power of outsourcing and automation, it significantly limits the company’s ability to keep pace with business growth goals and objectives.    As such, we believe that our  Services met a large un-met need for SME companies.

The SME Market is particularly attractive because:

●	it is large, continues to grow and remains underserved by professional services companies; and

●	it typically has fewer in-house resources than larger businesses and, as a result, is generally more dependent on external resources;

Our Strategy

Our strategy for growing our operations includes:

●	Rolling out various outbound sales and marketing campaigns to grow our client base;

●	Expanding our outsourced consultant base to assist in cost efficiently delivering our services; and

●	Growth through acquisition or strategic reseller agreements with complementary service providers and software product companies.

Our Clients and Client Contracts

Currently, our services are provided to clients on a project-based fee arrangement or a fixed term agreement with an initial retainer and monthly or periodic payments.    Our client relationships are codified in a client services agreement. Generally the agreements permits cancellation by either party upon 30 days’ written notice.   In addition, we may terminate the agreement at any time for specified breach of contract, including nonpayment or failure to follow our workplace safety recommendations.

The client services agreement also provides for indemnification of us by the client against losses arising out of any default by the client under the agreement, including failure to comply with any employment-related, health and safety, or immigration laws or regulations.

As of the date of this prospectus, we have agreements with 4 client companies.   Since inception we have had eleven different clients.

Competition

The business environment in which we operate is characterized by intense competition and fragmentation.  We are not aware of reliable statistics regarding the number of its competitors, but certain large, well-known companies typically compete with us in the same markets and also have greater financial and marketing resources than we do, including Automatic Data Processing, Inc., Manpower, Inc., Kelly Services, Inc., Insperity, Inc., TriNet, Group, Inc. and Paychex, Inc. We may face additional competition in the future from new entrants to the field, including other staffing services companies, payroll processing companies and insurance companies. The principal competitive factors in the business environment in which we operate are price and level of service.

Our Sales and Marketing Plans

Initial marketing efforts will be geared toward raising awareness of our Services.  This will primarily be accomplished by standard lead generation activities such as pay-per-click advertising, search engine optimization and standard email, phone call and letter correspondence to targeting client listing.   We anticipate that in the future our clients will be a good resource for referring clients to the business.

We believe the SME Market is easier to reach than medium-large corporate organizations.  The small size makes them more accessible.  In most cases, the business owner controls the check-book, very often answers the phone and generally makes quick decisions.

Most SME Market businesses can be easily found in directories.    In many countries, they receive a free and automatic entry into the commercial Yellow Pages.  They also can be found in accessible databases owned by companies such as Experian or Dun & Bradstreet from these sources, lists can be acquired for a fee.  For a relatively small budget we can gain access to thousands of names of SME Market target clients to a specification of choice.

Description of our Services

For definition and delivery process design, we have categorized our outsourcing Services into two products.    The Services maybe combined or delivered separately:

1.
Business Process Outsourcing (“BPO”) brings people and business processes to clients.    BPO solutions range from providing selected business process services to providing entire back office and department support.   Clients needs for business process outsourcing may be as simple as interim staff support, or as complex as a complete outsourcing of their department functions with high-level support and oversight by experts.

2.
Software Managed Outsourcing (“SMO”) bring currently available third party software products to clients.    SMO is an essential tool for small businesses looking to run more efficiently and effectively.   Through this strategy, businesses don’t have to make the permanent, large investment of purchasing software. Instead, they pay a monthly fee for a cloud based, third party software delivered through the internet.

More About Business Process Outsourcing (BPO)

The very idea of outsourcing may scare clients since it involves handing away the responsibilities of a part of your business to someone else who is not even on location. While we don’t recommend clients outsource the very core of their company, there are ways that outsourcing certain parts which can have great benefits, including;

●	Allowing businesses to centralize the important operations;

●	Ensuring business finance and accounting will be best taken care of when handed to a professional. Instead of businesses trying to do their own books, they can hire a quality accountant and trust that the books are being done right;

●	Saving money. Since businesses will be freeing up employee time to handle the integral parts of your business, they can save a money; and

●	Leaving the professional jobs to the professionals. Chances are, there are certain aspects of a business that are being handled by people who do not specialize in that area. This could lead to subpar work simply because the employee is not properly trained.

         We recommend that the primary areas a business should look to outsource are:

●	Financial Reporting, Accounting & Bookkeeping,

●	Sales & Marketing,

●	Legal and Compliance, and

●	Human Resource Management

More About Software Managed Outsourcing (SMO)

Evaluating third-party software products can be a daunting task for management. How do you choose the right software (or app) for your organization? How do you sort through the marketing and sales hype? And how can you tell which vendor will be with you for the long haul and which will disappear after the sale?

These are just some of the questions business owners and managers face when evaluating technology solutions to business problems. We believe most businesses never thought of all the options they have to reap the benefits of off-the-shelve software applications. We continue to develop our master database of recommended software applications. The basic categories of software tools we screen for potential use include:

●	Collaboration Software

●	Customer Management Software

●	Finance & Accounting Software

●	HR & Employee Management Software

●	Integration Solutions Software

●	Internet & Online Software

●	Communications Software

●	IT Management Software

●	Marketing Software

●	Operations Management Software

●	Project Management & Planning Software

●	Sales Software

How we Engage Clients:

So that we ensure a proper match of our Services with a client’s needs, we require clients to complete initial engagement sizing questionnaires.     Below we have included screen shots and expanded three of the areas noted as an example (Area 1 - Online Revenue Generation, Area 2 – Non-Core Expense Management and Area 3 – Insurance Optimization).    For complete online forms refer to our website at www.rboutsourcing.com.

As part of our client engagement delivery process, as applicable, we have clients complete a variety of business maturity grading reports.

We currently have five grading tools:

1.	Financial Management Maturity Grader
2.	Digital Marketing Maturity Grader
3.	Performance-Based Management Grader
4.	Overall Revenue Maturity Grader
5.	Overall Revenue Check-Up

The purpose of these grading tools are to identify those areas where a client has policy and procedure weaknesses and allow us to better focus our services to target the quickest improvements which save money and increase revenue.

Below we have provided snapshots of our online grading tools.     For the total online forms visit our website at www.rboutsourcing.com.

Seasonality

The Company’s operating results can be affected by the seasonal fluctuations in client expenditures.   Expenditures in the outsourced business consulting and the purchase of managed software products can be negatively impacted during the first quarter of the year when clients are finalizing their budgets.   Quarterly results generally fluctuate depending on, among other things, the number of billing days in a quarter and the seasonality of clients’ businesses. The business is also affected by the timing of holidays and seasonal vacation patterns, generally resulting in lower revenues and gross profit in the fourth quarter of each year, not considering any non-seasonal impact. Extreme weather conditions may also affect demand in the first and fourth quarters of the year as certain clients’ facilities are located in geographic areas subject to closure or reduced hours due to inclement weather.

Government Regulations

The Company is a consulting and  is generally subject to one or more of the following types of government regulation: (1) regulation of the employer/employee relationship between a firm and its employees, including tax withholding or reporting, social security or retirement, benefits, workplace compliance, wage and hour, anti-discrimination, immigration and workers’ compensation; (2) registration, licensing, record keeping and reporting requirements; and (3) federal independent contractor compliance.  The Company believes it is in material compliance with all employee related statutes.

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

DESCRIPTION OF PROPERTY

Our executive office address is currently located at Wework Commons,South Station, 745 Alantic Ave., Boston, MA 02111. The fixed monthly rent is $95 and commenced in February 2016. The arrangement is month to month.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers, threatened against or affecting our company, our common stock, or any of our officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC QB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC QB or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 40 shareholders of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Transfer Agent and Registrar

The transfer agent for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, telephone: (919) 481-4000.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Recent Sales of Unregistered Securities

Common Stock Issuance to Founders

On July 23, 2013, we issued 3,500,000 of our restricted common stock to Mountain Laurel Holdings Inc (MHL), a corporation 100% owned by our Chief Executive office and sole board member.  MHL contributed $25,000 for such shares.

Common Stock Offering

On December 30, 2014 we closed our common stock offering.  We sold an aggregate of 525,000 shares of common stock at a price of $0.02 per share to 37 investors for gross proceeds of $10,500.  The offering was closed in two tranches: (i) September 29, 2014: 200,000 shares sold to 13 investors for gross proceeds of $4,000; and (ii) December 30, 2014: 325,000 shares sold to 25 investors.  On February 16, 2016, we issued 87,000 shares of common stock to our counsel for services to be rendered for the registration statement.

The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (e) the investors acknowledged that they had a reasonable opportunity to ask questions and receive answers concerning the offering and our business, financial condition, results of operations and prospects (f) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

RESULTS-BASED OUTSOURCING INC
(FORMERLY DIGITAL COMMERCE SOLUTIONS INC)

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2015 AND 2014

RESULTS-BASED OUTSOURCING INC (FORMERLY DIGITAL COMMERCE SOLUTIONS INC)

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and
Stockholders of Results Based Outsourcing, Inc.

We have audited the accompanying balance sheets of Results Based Outsourcing, Inc. as of December 31, 2015 and 2014, and the related statement of operations, stockholders equity, and cash flows for the years then ended. Results Based Outsourcing, Inc.s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companys internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Results Based Outsourcing, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 1 to the financial statements, the Company has a limited operating history and its continued growth is dependent upon obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
February 29, 2016

RESULTS-BASED OUTSOURCING INC
(FORMERLY DIGITAL COMMERCE SOLUTIONS INC)
BALANCE SHEETS
AS OF DECEMBER 31, 2015 AND 2014

ASSETS	2015	2014

CURRENT ASSETS:
Cash or cash equivalents	$4,953	$13,372
Due from shareholder	13,000	5,000
Prepaid expenses	5,000	-
TOTAL CURRENT ASSETS	22,953	18,372

Fixed assets, net	3,250	-
TOTAL ASSETS	$26,203	$18,372

LIABILIATIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$11,691	$2,872
Related party payable	-	10,000
Accrued taxes	250	250
TOTAL CURRENT LIABILITIES	11,941	13,122

TOTAL LIABILITIES	11,941	13,122
Committment and Contingencies
STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value, 15,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $.0001 par value, 75,000,000 shares authorized, and 4,025,000 shares issued and outstanding,
as of December 31, 2015 and 2014, respectively	403	403
Additional paid-in capital	35,098	35,098
Retained deficit	(21,239)	(30,251)
TOTAL STOCKHOLDERS' EQUITY	14,262	5,250
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$26,203	$18,372

The accompanying notes to financial statements are an integral part of these statements.

RESULTS-BASED OUTSOURCING INC
(FORMERLY DIGITAL COMMERCE SOLUTIONS INC)
STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Year Ended December 31, 2015	Year Ended December 31, 2014

Revenues:
Professional service revenues	$168,017	$56,786
Client expense reimbursement	2,680	-
Total Revenues	170,697	56,786

Cost of revenues	25,223	-
Cost of revenues from a related party	37,000	23,750
Gross Profit	108,474	33,036

Operating expenses:
General and administrative	71,962	18,313
General and administrative costs from a related party	27,500	19,750
Total operating expenses	99,462	38,063

Net Income (Loss) from operations	9,012	(5,027)

Net Income (Loss) before taxes	9,012	(5,027)

Income tax provision	-	-

Net Income (loss) applicable to common shareholders	$9,012	$(5,027)

Net income( loss) per share - basic and diluted	$0.00	$(0.00)

Weighted number of shares outstanding -
Basic and diluted	4,025,000	3,553,288

The accompanying notes to financial statements are an integral part of these statements.

RESULTS-BASED OUTSOURCING INC
(FORMERLY DIGITAL COMMERCE SOLUTIONS INC)
STATEMENT OF STOCKHOLDERS' EQUITY(DEFICIT)
FOR THE PERIOD FROM DECEMBER 1, 2013
THROUGH DECEMBER 31, 2015

	Preferred Stock		Common		Paid-In	Retained	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity (Deficit)

Balance December 31, 2013	-	$-	3,500,000	$350	$24,650	$(25,224)	(224)

Issuance of common stock			525,000	53	10,448		10,501
Net loss for period	-	-				(5,027)	(5,027)
	-	-
Balance December 31, 2014	-	$-	4,025,000	$403	$35,098	(30,251)	5,250

Net income for period	-	-				9,012	9,012

Balance December 31, 2015	-	$-	4,025,000	$403	$35,098	$(21,239)	$14,262

The accompanying notes to financial statements are an integral part of these statements.

RESULTS-BASED OUTSOURCING INC
(FORMERLY DIGITAL COMMERCE SOLUTIONS INC)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Year Ended December 31 2015	Year Ended December 31 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$9,012	$(5,027)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation	650	-

Change in operating assets and liabilities:
Due from shareholder	(8,000)	(5,000)
Prepaid expenses	(5,000)	-
Accounts payable and accrued expenses	(1,181)	10,873
Net cash (used in) provided by operating activities	$(4,519)	$846

CASH FLOW FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(3,900)	-
Net cash (used in) investing activities	$(3,900)	$-

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	10,500
Net cash provided by financing activities	$-	$10,500

NET INCREASE (DECREASE) IN CASH	(8,419)	11,346

CASH AND CASH EQUIVALENTS at beginning of period	13,372	2,026
CASH AND CASH EQUIVALENTS at end of period	$4,953	$13,372

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

RESULTS-BASED OUTSOURCING INC (FORMERLY DIGITAL COMMERCE SOLUTIONS INC) NOTES TO FINANCIAL STATEMENTS

Note 1.  The Company History and Nature of the Business

Results-Based Outsourcing Inc. (formerly Digital Commerce Solutions Inc) (the “Company”), formed on July 22, 2013.   The Company is a consulting company for the small business enterprise market (here-in-under, referred to as the “SME Market”).   In general, SME Market companies range from sole proprietors – the one-person band running his or her business with no employees – through to those that have up to 50 employees.    The Company targets those SME companies with limited resources and/or infrastructure looking to outsource their operations and/or corporate-level functions (“Business Services”).  Such Business Services might include, financial reporting, accounting, sales and marketing, compliance, legal, human resource management or investor relations.

The Company also looks to help clients identify, implement and maintain third-party Software-as-a- Service (“SAAS”) products that help streamline business operations through automation.

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.   Since inception, the Company has a retained deficit of $21,239 at December 31, 2015.   We have a limited operating history, we are currently generating income and have a working capital surplus.  However, our growth is dependent upon maintaining our client base, achieving sales growth, management of operating expenses and ability of the Company to obtain the necessary financing to fund future obligations and pay liabilities arising from normal business operations when they come due, and upon profitable operations.

We may need to either borrow funds from our majority shareholder or raise additional capital through equity or debt financings. We expect our current majority shareholder will be willing and able to provide such additional capital.   However, we cannot be certain that such capital (from our shareholders or third parties) will be available to us or whether such capital will be available on terms that are acceptable to us.   Any such financing likely would be dilutive to existing stockholders and could result in significant financial operating covenants that would negatively impact our business.   If we are unable to raise sufficient additional capital on acceptable terms, we will have insufficient funds to operate our business or pursue our planned growth.

Note 2.  Summary of Significant Accounting Policies

Basis of Presentation and Organization

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. The Company’s cash and cash equivalents are located in a United States bank. As of December 31, 2015 and 2014, there were no cash equivalents.

Fixed Assets

Office equipment is stated at cost and depreciated over three years using the straight line method of accounting.   For the year ended December 31, 2015, the company recorded furniture and fixture purchases of $3,900 and depreciation of $650.

Revenue Recognition

The Company derives its revenue from the sale of business outsourcing consulting, recruiting and staff placement services.   The Company utilizes written contracts as the means to establish the terms and condition services are sold to customers.

Consulting Services

Because the Company provides its applications as services, it follows the provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition The Company recognizes revenue when all of the following conditions are met:

●	there is persuasive evidence of an arrangement;
●	the service has been provided to the customer;
●	the collection of the fees is reasonably assured; and
●	the amount of fees to be paid by the customer is fixed or determinable.

The Company records revenue as services are performed.   Invoicing is done at the beginning of each month for the services to be rendered that month.

Reimbursements

The Company incurs certain out-of-pocket expenses that are reimbursed by its clients, which are accounted for as revenue in its Statement of Operations.

Income (Loss) per Common Share

Basic income(loss) per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted income (loss) per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the periods ended December 31, 2015 and 2014.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.  Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2015 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2015 and cumulative expenses from inception. Actual results could differ from those estimates made by management.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Customer Concentration

During the year ended December 31, 2015, four customer made up 90% of our gross revenue and we had revenue from a total of eight customers.    During the year ended December 31, 2014, two customers made up 88% of our revenue.

Stock-Based Compensation

Stock compensation arrangements with non-employee service providers are accounted for in accordance ASC 505-50 Equity-Based Payments to Non-Employees, using a fair value approach.

3. Common Stock

On July 22, 2013, the Company issued 3,500,000 shares of common stock to the Mountain Laurel Holdings Inc (“MLH”) at a price of $0.007 per share, for a $25,000 investment.

On September 29, 2014, the Company issued 200,000 shares of common stock to 12 new shareholders at a price of $0.02 per share for a total of $4,000.

On December 30, 2014, the Company issued 325,000 shares of common stock to 26 new shareholders at a price of $0.02 per share for a total of $6,500.

4. Income Taxes

The provision for income taxes for the years ended December 31, 2015 and 2014 was as follows (assuming a 15% effective tax rate):

	Years ended December 31, 2015	Years ended December 31, 2014

Tax Provision (Benefit):
Current Federal-State	$1,352	$-
Deferred tax benefit	(1,352)	(754)
Change in valuation allowance	-	754

Total tax provision	$-	$-

The Company had deferred income tax assets as of December 31, 2015 as follows:

	December 31, 2015	December 31, 2014

Loss carry-forwards	$3,186	$4,538
Less - valuation allowance	(3,186)	(4,538)
Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended December 31, 2015 because it is not presently known whether future taxable income will be sufficient to utilize the loss carry-forwards.

As of December 31, 2015, the Company had approximately $13,740 in tax loss carry-forwards that can be utilized future periods to reduce taxable income, and expire by the year 2035.

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for the three years after they are filed. The Company's 2013 and 2014 federal and state tax returns are still open for examination by the taxing authorities.

5. Related Party Loans and Transactions

Ocean Cross Business Solutions Group LLC.

On August 1, 2013 the Company has engaged the services of Ocean Cross Business Solutions Group LLC (“OCBSG Agreement”), to provide client delivery services, finance and general management services.   Ocean Cross Business Solutions Group LLC is owned by William Schloth, the husband of Mary Ellen Schloth, our sole officer and director. She is also the sole shareholder of MLH, our major shareholder.   The OCBSG Agreement provides for a base monthly consulting fee of $5,000, plus additional payments based upon services rendered during a period.    The Agreement may be terminated by either party at any time.   The Company terminated the OCBSG Agreement as of September 30, 2015 and no money is owed as of December 31, 2015. The Company has reflected the above arrangement in statement of operation as related party expenses.  For the years ended December 31, 2015 and 2014, the Company has paid out $44,500 and $43,500, respectively.    Of that amount, for the years ended December 31, 2015 and 2014, $22,500 and $19,750, and, $22,000 and $23,750, have been allocated to operating expenses and cost of revenue, respectively.

William Schloth

On October 1, 2015 the Company has engaged the services of William Schloth (“WS Agreement”) to provide client delivery services, finance and general management services.    Mr. Schloth is the husband of Mary Ellen Schloth, the CEO and majority shareholder of MLH, our majority shareholder.    The WS Agreement provides for a monthly consulting fee of $5,000, plus additional payments based upon services rendered during a period.      The Agreement may be terminated by either party at any time.    The Company did not owe any money under the WS Agreement as of December 31, 2015.

The Company has reflected the above arrangement in statement of operation as related party expenses. For the twelve months ended December 31, 2015 $20,000.  Of that amount, $5,000 and $15,000, have been allocated to operating expenses and cost of revenue, respectively.

Shareholder Loan

For the period ended, December 31, 2015 and 2014, the Company had loaned MLH a total of $13,000, and $8,000, respectively.  The loans are non-interest bearing with no agreement in place for repayment.

6.   Subsequent Events

Subsequent events have been evaluated through February 24, 2016 which is the date these financial statements were available to be issued.

On February 16, 2016, the Board of Directors approved an agreement with legal counsel for the Company which included; the issuance of 82,000 shares of common stock and the total payment of $15,000 to counsel for services related to the Company’s Form S-1 Registration Statement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act. We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Exchange Act.

As an emerging growth company, we are exempt from:
–    Sections 14A(a) and (b) of the Exchange Act, which require companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;
–    The requirement to provide, in any registration statement, periodic report or other report to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”), certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial registration statement;
–    Compliance with new or revised accounting standards until those standards are applicable to private companies;
–    The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 to provide auditor attestation of our internal controls and procedures; and
–    Any Public Company Accounting Oversight Board (“PCAOB”) rules regarding mandatory audit firm rotation or an expanded auditor report, and any other PCAOB rules subsequently adopted unless the Commission determines the new rules are necessary for protecting the public.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

We are also a smaller reporting company as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are not required to provide selected financial data pursuant to Item 301 of Regulation S-K, nor are we required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. We are also permitted to provide certain modified executive compensation disclosure under Item 402 of Regulation S-K.

Summary of Business

Results-Based Outsourcing Inc. (the “Company”, “Our” or “We”) was formed on July 22, 2013 under the laws of the State of Delaware.   We are a consulting company for the small business enterprise me market (here-in-under, referred to as the “SME Market”).   In general, SME Market companies range from sole proprietors – the one-person band running his or her business with no employees – through to those that have up to 50 employees.    We target those SME companies with limited resources and/or infrastructure looking to outsource their operations and/or corporate-level functions (our “Business Services”).   Such Business Services might include, financial reporting, accounting, sales and marketing, compliance, legal, human resource management.

We also look to help clients identify, implement and maintain third-party "Software-as-a- Service" products that help streamline business operations through automation (our “Managed Software Services”).    Our Business Services and Managed Software Services are collectively referred to as our “Services”).

Entrepreneurs often are tasked with functioning in a number of capacities in order to grow their business. However, at some point in time in the growth curve, an entrepreneur is faced with the decision of continuing to function in a number of capacities or to seek outside assistance. To help with this decision, we bring outsourced people, processes and software tools to businesses to reduce costs and run more efficiently and effectively.  We believe that if a growing company doesn’t leverage the power of outsourcing and process automation, it significantly limits the company’s ability to keep pace with business growth goals and objectives.     We believe that our Services met a large un-met need for SME companies.

Our Strategy

Our strategy for growing our operations includes:

●	Rolling out various outbound sales and marketing campaigns to grow our client base;

●	Expanding our outsourced third party provider base to assist in cost efficiently delivering our services; and

●	Growth through acquisition with complementary service providers and software product companies.

Plan of Operations

We plan to establish a broad customer base by various traditional and internet marketing campaigns.

As of the date of this Prospectus, we have taken the following steps to implement our business plan:

–	Development of our business plan
–	Developed a shareholder base and obtained capital through the sale of common stock.
–	developed the basic components of our delivery system, including engagement sizing and business-area maturity grading tools;
–	Since inception we have generated over $234,000 from 11 clients and for the year ended December 31, 2015 reported net income;
–	We have developed and launched our website, www.rboutsourcing.com
–	We have identified 25 business software-as-a-service tools that should help our clients streamline their operations and corporate functions

Over the next twelve months we plan to;

–	continue to standardize the processes of how our consulting services are provided. This is important to allow us to efficiently scale our operations with increased revenue. We anticipate this to be completed by the end of the third calendar quarter of 2016. We are already delivering services the process has already been designed and now will focus on continuous improvements. We anticipate this to cost around $15,000;

–	increase efforts to acquire new clients. We plan to do internet marketing that might include, search engine marketing, blogging, social media, affiliated marketing, organic and paid for search engine optimization. We may also employ certain traditional marketing tactics, including, mail, phone calls, content development, industry networking and direct selling. We plan to issue our first Internet marketing campaign in the third calendar quarter of 2016. We anticipate this to cost around $15,000;

–	Our internal performance metric milestone targets include:

1.
Target number of customers. By December 31, 2016, we are targeting to engage a minimum of two new customers per month with a cumulative target of 20 customers over the next twelve months.   The targeted customer retention rate for new customers is six months. We intend to reinvest from 25%-50% of our profits back into sales and marketing efforts. We expect our marketing efforts to drive the speed at which our client base grows.

2.
Refine through independent research and feed-back from clients, our database of what we consider best-in-class business software-as-a-service tools.     By December 2016, we intend to have a database of over 100 such products to advise our clients on, help them implement and maintain.

3.	New employees; Our business model for expansion of direct in-house participants is under an independent contractor/cash or fixed fee basis.If an independent contractor is utilized on a particular engagement, in advance of commencing such work and agreed upon price is established based upon the scope of work.. Furthermore, these independent contractors general work remotely. As such, this keeps our fixed overhead very low and motivates our people to drive more revenue

Summary of Key Results

For the years ended December 31, 2015 versus December 31, 2014

Revenues and Cost of Revenues

Total revenue for the year ended December 31, 2015 compared with December 31, 2014 were $170,697 and $56,786, respectively.    Revenues were from professional services rendered.   The increase in revenue was due to the acquisition of new clients and expansion of business with existing clients.

Cost of revenues for the year ended December 31, 2015 versus December 31, 2014 were, $62,223 and $23,750, respectively.  Cost of revenue included $25,223 and $0 in independent contractor fees and the remaining amount, $37,000 and $23,750, respectively were related party independent contractor labor costs for the delivery of the professional services.    The increase in costs was due to addition of new clients and expansion of business with existing clients.

Operating Expenses

Total operating expenses for the year ended December 31, 2015 compared with December 31, 2014 were $99,462 versus $38,063, respectively.    These amounts include $27,500 and $19,750, respectively, in related party independent contractor costs for accounting and financial reporting.   The remaining amounts were primarily third party professional fees.   The increase in costs where primarily due to expansion in business and additional professional fees related to preparation and filing of our registration statement.

Liquidity and Capital Resources

At December 31, 2015, we had cash of $4,953 and a working capital surplus of $11,012.   Since inception, we have raised $35,501 in equity capital.   We had a total stockholders’ equity of $14,262 and an accumulated deficit of $21,239 as of December 31, 2015.

We had $4,519 used in operating activities and $846 provided by operating activities for the years ended December 31, 2015 and December 31, 2014, respectively.    These include net income of $9,012 and $5,027 in net losses, respectively.    Cash flows provided by (used in) operating activities included changes in operating assets and liabilities totaling $14,181 and $5,873 for the years ended December 31, 2015 and 2014, respectively.

We had $0 and $10,500 of net cash provided by financing activities for the years ended December 31, 2015 and 2014, respectively.

As mentioned above, we are generating net income and have a working capital surplus.   However, our future growth in dependent upon achieving sales growth, management of operating expenses and ability of the Company to obtain the necessary financing to fund future obligations, and upon profitable operations.

As of December 31, 2015, our cash balance was $4,953.   We believe we will require a minimum of $70,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, maintain our regulatory reporting and filings and cover our operations costs. Should our revenues not increase as expected and if our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. In the event that our revenues from operations are insufficient to meet our working capital needs, our major shareholder, Mountain Laurel Holdings Inc. has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company.   However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Consistent with Section 144 of the Delaware General Corporation Law, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis.

With respect to shares issued for services, our board of directors determines the value of the services provided and authorizes the issuance of shares based upon the fair market value of our shares.

Off-Balance Sheet Arrangements

We had no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure. Rosenberg, Rich Baker & Berman & Co. has served as our registered independent public accounting firm since our inception.  There have been no changes in or disagreements on accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable because we are a smaller reporting company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of the date hereof. Our executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Directors and Executive Officers

Name	Age	Position
Mary Ellen Schloth	52	Director (Chairman), President, CEO. CFO

Set forth below is a brief description of the background and business experience of our executive officers and directors during the past five (5) years.

Mrs. Schloth has served as our Sole Director, President, Chief Accounting Officer since our inception on July 22, 2013.    Since January 2015, Mrs. Schloth has been employed as a senior accounting manager with a non-profit corporation in Westport ,Connecticut.   From January 2003 to January 2015, Mrs. Schloth was self-employed and performed a variety of business services to clients, primarily including financial and accounting services. Mrs. Schloth still performs self-employed services, including, but not limited to work for the Company.

Board of Directors

The minimum number of directors we are authorized to have is one and the maximum is three.   In no event may we have less than one director.   Although we anticipate appointing additional directors in the future, as of the date hereof we have one director, Mrs Mary Ellen Schloth.

Directors on our Board of Directors are elected for one-year terms and serve until the next annual security holders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Currently, directors receive no compensation for their services on our Board.

All directors will be reimbursed by us for any accountable expenses incurred in attending directors meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors intends to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems.

As of the date hereof, we have not established any Board committees.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Director Independence

We currently do not have any independent directors serving on our board of directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We currently do not have a Code of Business Conduct and Ethics.

SUMMARY EXECUTIVE COMPENSATION

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Mary Ellen Schloth CEO, CFO and Director	2015, 2014, 2013	0	-	-	-	-	-	-	-

There is no formal employment arrangement with Mrs. Schloth at this time. As the date of this prospectus, we have no permanent staff other than our CEO, Mrs. Schloth who is employed elsewhere and has the flexibility to work on the Company up to 15 hours per week.  She is prepared to devote more time to our operations as may be required and as our finances permit. Mrs Schloth’s compensation has not been fixed or based on any percentage calculations.  She will make all decisions determining the amount and timing of his compensation and, for the immediate future, has elected not to receive any compensation which permits us to meet our financial obligations.  Mrs Schloth’s compensation amount may be formalized if and when the Company obtains future financing beyond the offering or if the Company generates sufficient cash flow to support his salary. Until such time, Mrs. Schyloth will be paid for select client delivery or other management services provided.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors.  However, directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Employment Agreement

We do not have an employment agreement with our sole officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” above and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within sixty (60) days of the date of this Registration Statement are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 4,107,000 common shares issued and outstanding as of the date hereof.

Name And Address (1)	Beneficially Owned	Percentage Owned
Mountain Laurel Holdings Inc (2)	3,500,000	85.2%
All directors and officers as a group (1 persons)	3,500,000	85.2%
_________________
(1)	Unless otherwise stated, the address is Wework Commons,South Station, 745 Alantic Ave., Boston, MA 02111.
(2)	The address is: 80 Mountain Laurel Road, Fairfield, Connecticut 06824. Mary Ellen Schloth, our CEO and Sole Director is the sole owner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ocean Cross Business Solutions Group LLC.

On August 1, 2013 the Company has engaged the services of Ocean Cross Business Solutions Group LLC (“OCBSG Agreement”), to provide assistance with filing of the SEC Form S-1, general accounting, finance, general management and client delivery services.   Ocean Cross Business Solutions Group LLC is owned by William Schloth, the husband of Mary Ellen Schloth, the CEO and sole shareholder of MLH, our major shareholder.   The OCBSG Agreement provides for a base monthly consulting fee of $5,000, plus additional payments based upon services rendered during a period.    The Agreement may be terminated by either party at any time.   The Company terminated the OCBSG Agreement as of September 30, 2015 and no money is owed as of December 31, 2015. The Company has reflected the above arrangement in statement of operation as related party expenses.  For the twelve months ended December 31, 2015 and 2014, the Company has paid out $44,500 and $43,500, respectively.    Of that amount, for the twelve months ended December 31, 2015 and 2014, $22,500 and $19,750, and, $22,000 and $23,750, have been allocated to operating expenses and cost of revenue, respectively.

William Schloth

On October 1, 2015 the Company has engaged the services of William Schloth (“WS Agreement”) to provide assistance with filing of the SEC Form S-1, general accounting, finance, general management and client delivery services.    Mr. Schloth is the husband our Mary Ellen Schloth, the CEO and majority shareholder of MLH, our majority shareholder.    The WS Agreement provides for a monthly consulting fee of $5,000, plus additional payments based upon services rendered during a period.      The Agreement may be terminated by either party at any time.    The Company did not owe any money under the WS Agreement as of December 31, 2015.

The Company has reflected the above arrangement in statement of operation as related party expenses. For the twelve months ended December 31, 2015 $20,000.  Of that amount, $5,000 and $15,000, have been allocated to operating expenses and cost of revenue, respectively.

We believe that the foregoing transactions were in our best interests. Consistent with Section 144 of the Delaware General Corporation Law, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Except as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

569,500 Common Shares

RESULTS-BASED OUTSOURCING INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ___________, 2016, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:   __, 2016

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM. 13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.26
Transfer Agent Fees*	$100.00
Accounting fees and expenses*	$20,000.00
Legal fees and expenses	$35,000.00
Edgar filing and printing*	$5,000.00
TOTAL	$60,103.26

*Indicates expenses that have been estimated for filing purposes.

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM. 14 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified by the Delaware General Corporation Law (“DGCL”). DGCL does not limit the extent to which a company’s articles of incorporation may provide for indemnification of officers and directors, except to the extent any such provision may beheld by the courts of the State of Delaware to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article X of our certificate of incorporation provides that to the fullest extent permitted under the DGCL, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

The Company’s Bylaws

Article X of our Bylaws provides that directors’ liability is limited according to Article X of our certificate of incorporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Common Stock Issuance to Founders

On July 22, 2013, we issued 3,500,000 of our restricted common stock to Mountain Laurel Holdings Inc (MHL), a corporation 100% owned by our Chief Executive office and sole board member.  MHL contributed $25,000 for such shares.

Common Stock Offering

On December 30, 2014 we closed our common stock offering.  We sold an aggregate of 525,000 shares of common stock at a price of $0.02 per share to 38 investors for gross proceeds of $10,500.  The offering was closed in two tranches: (i) September 29, 2014: 200,000 shares sold to 13 investors for gross proceeds of $4,000; and (ii) December 30, 2014: 325,000 shares sold to 25 investor.  One February 16, 2016, we issued 87,000 shares of common stock to our counsel for services to be rendered for the registration statement.

The offer and sale of such shares of our common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) we were not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (b) the investors confirmed to us that they were either “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act or had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (c) there was no public offering or general solicitation with respect to the offering; (d) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (e) the investors acknowledged that they had a reasonable opportunity to ask questions and receive answers concerning the offering and our business, financial condition, results of operations and prospects (f) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 16. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Incorporation
3.2	By-Laws
5.1	Opinion of Daniel Luciano Esq
23.1	Consent of Rosenberg Rich Baker Berman & Co.
23.2	Consent of Counsel, (filed as part of Exhibit 5.1)

 ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on February 29th, 2016.

RESULTS-BASED OUTSOURCING INC.

By:	/s/ Mary Ellen Schloth
Mary Ellen Schloth
President, CEO, CFO and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mary Ellen Schloth	President, CFO and Director	February 29, 2016
Mary Ellen Schloth	(Principal Executive Officer)